United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             October 27, 2004
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 2.02          Results of Operations and Financial Condition.

                     Copies of (a) the press release that Overseas Shipholding Group, Inc. (the "Registrant") issued on October 27, 2004 announcing its financial results for the third quarter ended September 30, 2004 and (b) a press release that the Registrant issued later in the same day correcting one number set forth in an appendix to the earlier release, are being furnished to the Securities and Exchange Commission and are attached as Exhibit 99.1 and 99.2, respectively.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: October 29, 2004	By: /s/Robert N. Cowen
Name: Robert N. Cowen Title: Senior Vice President, Chief Operating Officer and Secretary